Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ziyu Shen and Jing (Phil) Zhou, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of ECARX Holdings Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Ziyu Shen	Chairman and Chief Executive Officer	April 10, 2024
Ziyu Shen	(Principal Executive Officer)

/s/ Tan Su	Director	April 10, 2024
Tan Su

/s/ Ni Li	Director	April 10, 2024
Ni Li

/s/ Jim Zhang (Zhang Xingsheng)	Independent Director	April 10, 2024
Jim Zhang (Zhang Xingsheng)

/s/ Grace Hui Tang	Independent Director	April 10, 2024
Grace Hui Tang

/s/ Jun Hong Heng	Independent Director	April 10, 2024
Jun Hong Heng

/s/ Peter Cirino	Chief Operating Officer	April 10, 2024
Peter Cirino

/s/ Jing (Phil) Zhou	Chief Financial Officer	April 10, 2024
Jing (Phil) Zhou	(Principal Financial and Accounting Officer)